Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of May 29, 2014 (this “Amendment”), by and between ACRC LENDER W LLC and ACRC LENDER W TRS LLC, each a Delaware limited liability company (collectively, “Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of December 20, 2013 (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, Sellers and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein, and Sellers have further agreed to make the acknowledgments set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:

SECTION 1.                                     Amendments to Repurchase Agreement.

(a)                                 Section 8.04 of the Repurchase Agreement is hereby amended by deleting in its entirety the following language, beginning in the penultimate line thereof: “Financial Covenants. Neither Seller shall permit the ratio of its EBITDA to its Interest Expense to be less than 1.50 to 1.00 at any time.”

(b)                                 The following, new Section 8.05 is hereby added to the Repurchase Agreement, in correct numerical order:

Section 8.05                             Financial Covenants.  Neither Seller shall permit the ratio of its EBITDA to its Interest Expense to be less than 1.50 to 1.00 at any time.”

(c)                                  Section 8.07(a) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                 within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Guarantor, (i) the unaudited consolidated balance sheets of Guarantor and its Subsidiaries as at the end of each such period, (ii) the related unaudited consolidated statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

SECTION 2.                                     Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller and of Buyer (the “Amendment Effective Date”).

SECTION 3.                                     Representations, Warranties and Covenants.  Each Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) each Seller is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing.  Each Seller hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4.                                     Acknowledgements.  Each Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 5.                                     Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (x) each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” and the “Amended and Restated Repurchase Agreement”, as applicable, in any of the Repurchase Documents, shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, this “Amended and Restated Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement, shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 6.                                     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7.                                     Expenses.  Each Seller agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 8.                                     GOVERNING LAW.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS:

ACRC LENDER W LLC, a Delaware limited liability company

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

ACRC LENDER W TRS LLC, a Delaware limited liability company

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ John Nelson
Name: John Nelson
Title: Managing Director